UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022
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AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Commission File Number: 1-6671

Delaware			23-3079390
(State or other jurisdiction of			(I.R.S. Employer
incorporation or organization)			Identification No.)

1 West First Avenue	Conshohocken	PA	19428-1800
(Address of principal executive offices)			(Zip Code)
(610) 727-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange	(NYSE)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 25, 2022, AmerisourceBergen Corporation (the "Company") and two other United States pharmaceutical distribution companies (collectively, the "Distributors") determined that there is sufficient State and subdivision participation to proceed with an agreement (the "Settlement") to settle a substantial majority of opioids-related lawsuits filed against the Distributors by U.S. states, territories and local governmental entities (collectively, the "Settling Governmental Entities").

The Settlement will become effective on April 2, 2022. If all conditions to the Settlement are satisfied, including the receipt of approval by relevant courts of consent decrees to dismiss the lawsuits, the Distributors would pay the Settling Governmental Entities up to approximately $19.5 billion over 18 years, with up to $6.1 billion to be paid by the Company for its 31% portion. Under the Settlement, a minimum of 85% of the settlement payments must be used by state and local governmental entities to remediate the opioid epidemic. Most of the remaining percentage relates to plaintiffs’ attorneys’ fees and costs, and would be payable over a shorter time period. Under the Settlement, the Distributors will establish a clearinghouse to consolidate their controlled-substance distribution data, which will be available to the settling U.S. states to use as part of their anti-diversion efforts. The Settlement provides that the Distributors do not admit liability or wrongdoing and do not waive any defenses.

The terms under which the Distributors previously agreed to settle opioids claims of the states of New York, Ohio, Rhode Island, Florida and Texas, and each of their participating subdivisions, will become part of the Settlement. The previously disclosed agreement for the Distributors to settle opioids claims of the attorney general of West Virginia will remain a separate settlement arrangement that is not part of the Settlement. Accordingly, as previously disclosed, 46 of 49 eligible states, as well as the District of Columbia and all eligible territories, have agreed to join the Settlement. A list of the Distributors, states and territories that have agreed to the Settlement is attached as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On February 25, 2022, the Distributors issued a press release announcing the Settlement, a copy of which is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statements Regarding Forward Looking Statements

The preceding descriptions of the resolution of certain governmental entities’ opioids-related claims against the Company constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly update forward-looking statements. Risk factors include, but are not limited to: the Distributors and participating states and territories may not obtain by the anticipated effective date consent judgments dismissing lawsuits and claims; the Settlement is not expected to result in a resolution of all governmental entity claims against the Company regarding its role in distributing opioids; the Company expects to continue to experience costly and disruptive legal disputes and settlements related to distribution of controlled substances, including opioids; the Company might experience losses not covered by insurance; and the Company might be adversely impacted by changes in tax legislation or challenges to its tax positions. Investors should read the important risk factors described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

99.1	List of Parties to the Opioids-Related Settlement.

99.2	News Release of AmerisourceBergen Corporation, Cardinal Health, and McKesson Corporation, dated February 25, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date:	February 25, 2022	By:	/s/ Elizabeth S. Campbell
		Name:	Elizabeth S. Campbell
		Title:	Executive Vice President & Chief Legal Officer